NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                of
                       JUNO LIGHTING, INC.

To the Stockholders of
Juno Lighting, Inc.:

   Notice is hereby given that the 1998 Annual Meeting of Stockholders of Juno Lighting, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal offices, 1300 South Wolf Road, Des Plaines, Illinois 60017-5065, on April 28, 1998 at 2 P.M. Central Time, for the purpose of considering and voting on:

   (1) The election of two directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified and;

   (2) Such other business as may properly come before the meeting.

   The stock transfer books of the Company will remain open. The Board of Directors has determined that only stockholders of record at the close of business on March 10, 1998, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign, and return the enclosed proxy, which requires no postage if mailed in the United States.

   The Company's Annual Report to stockholders for the fiscal year ended November 30, 1997, is enclosed. Additional copies are available on request. Mailing of this Notice, Proxy and Proxy Statement began about March 17, 1998.

   Your attention is directed to the following pages for further information relating to the meeting.

                              By Order of the Board of Directors



                                             Julius Lewis
Des Plaines, Illinois                         Secretary
March 17, 1998

<PAGE 2>
                        JUNO LIGHTING, INC.
                       1300 South Wolf Road
                          P.O. Box 5065
                 Des Plaines, Illinois 60017-5065





                         PROXY STATEMENT


                             GENERAL

   Proxies are being solicited hereby on behalf of the Board of Directors
(the "Board") of Juno Lighting, Inc., a Delaware corporation (the "Company" or "Juno"), for use at the 1998 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Vice President, Finance of the Company of such revocation in a written notice received by him at the above address prior to the Annual Meeting or by attending the Annual Meeting and voting in person. If no contrary instruction is indicated in the proxy, each proxy will be voted FOR the election of the nominees named below to the Board.

   The record date for the determination of stockholders entitled to vote at the meeting is March 10, 1998, at the close of business. As of the record date, the only outstanding capital stock of the corporation was its Common Stock, par value $.01 per share ("Stock") and the number of shares of Stock outstanding and entitled to vote at the meeting was 18,564,212, each share entitling the holder thereof to one non-cumulative vote.

   The Board has selected Price Waterhouse as the Company's independent certified public accountants for the current fiscal year. Price Waterhouse has served in this capacity for the past six fiscal years. It is expected that a representative of Price Waterhouse will be present at the Annual Meeting with an opportunity to make a statement if he so desires and to respond to appropriate questions.

   The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by officers and certain other regular employees of the Company. The Company may reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

   The proposed election of directors requires the affirmative vote of a plurality, and any other matter that would properly be presented for action at the meeting would generally require a majority of the shares of the Stock of the Company present in person or by proxy and entitled to vote at the meeting. The representation in person or by proxy of a

<PAGE 3>

majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions, non-votes and withheld votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders. Votes withheld for director nominees will be disregarded and will have no effect. A "non-vote" will not be considered entitled to vote as to that matter at the meeting, will not be counted as a vote for or against any matter, and, accordingly, will have no effect on proposals presented to stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Proxies received on behalf of the Board for which no direction to vote is given will be voted for the election of directors as set forth below in Item 1., and against the stockholder proposal set forth below in
Item 2., in accordance with the best judgment of the person or persons acting under the proxy.

   Mailing of this Proxy Statement, Notice and Proxy began about March 17, 1998, to stockholders of record as of the close of business on March 10, 1998.

   Each Stockholder may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 filed with the Securities and Exchange Commission ("SEC") from the Company at no charge by written request to the Company's Vice President, Finance, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065.


Principal Stockholders

   The following table sets forth, as of February 16, 1998, the number and percentage of outstanding shares of Stock beneficially owned by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Stock.

                                                      Shares     Percentage
                                                   Beneficially   of Shares
   Name and Address                                    Owned     Outstanding
------------------------------------------------  -------------  -----------
Harris Associates L.P...........................  1,699,000<F1>        9.15%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

National Rural Electric Cooperative
 Association....................................  1,333,500<F2>        7.18%
4301 Wilson Blvd.
Arlington, Virginia 22203

First Chicago NBD Corporation...................  1,029,100<F3>        5.54%
One First National Plaza
Chicago, Illinois 60670

Royce & Associates, Inc., Royce Management
 Company and Charles M. Royce...................    975,800<F4>        5.26%
1414 Avenue of the Americas
New York, New York 10019

<PAGE 4>
__________

<F1>Harris Associates L.P. ("Harris") beneficially owns 1,699,000 shares of stock, has shared power to vote or direct the votes of such shares, has sole power to dispose or direct the disposition of 548,700 shares and has shared power to dispose or direct the disposition of 1,150,300 shares of which 1,085,000 shares are owned by the Oakmark Fund, an investment trust whereby Harris serves as investment advisor.

<F2>National Rural Electric Cooperative Association beneficially owns 1,333,500 shares of stock, has sole power to vote or direct the vote and dispose or direct the disposition of such shares.

<F3>First Chicago NBD Corporation ("FCN") beneficially owns 1,029,100 shares and has sole power to vote or direct the vote of 1,002,376 of such shares. FCN has sole power to dispose or to direct the disposition of 1,024,400 shares and shared power to dispose or to direct the disposition of 4,000 shares.

<F4>Royce & Associates, Inc. ("Royce") beneficially owns 949,100 shares of stock, has sole power to vote or direct the vote and dispose or to direct the disposition of such shares. Royce Management Company ("RMC") beneficially owns 26,700 shares of stock, has sole power to vote or direct the vote and dispose or to direct the disposition of such shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC, and, as such, may be deemed to beneficially own the shares of stock beneficially owned by Royce and RMC. Mr. Royce disclaims beneficial ownership of such shares.

Directors' and Executive Officers' Stock Ownership

   The following table sets forth, as of February 16, 1998, the number and percentage of outstanding shares of Stock beneficially owned by each director, each of the executive officers named in the Summary Compensation Table and all executive officers and directors as a group. The persons named hold sole voting and investment power with respect to the shares of Stock listed below, except as otherwise indicated.

                                          Shares         Percentage
                                       Beneficially       of Shares
   Name                                   Owned          Outstanding

Robert S. Fremont <F1>                    619,856           3.34%
Thomas W. Tomsovic <F1><F2>                12,000             *
Julius Lewis <F3>                           4,000             *
Allan Coleman <F3>                          2,000             *
George M. Ball <F3>                         2,500             *
Glenn R. Bordfeld <F4><F5>                 18,400             *
George J. Bilek <F4><F6>                   22,425             *
Charles F. Huber <F4><F7>                  19,800             *
Ronel W. Giedt <F8>                        24,000             *
All Directors and Executive Officers      724,981           3.91%
   as a group <F8> <F9>

<PAGE5>

<F1> Executive Officer and Director
<F2> Represents 12,000 shares which Mr. Tomsovic has the right to acquire within 60 days of February 16, 1998.
<F3> Director
<F4> Executive Officer
<F5> Includes 12,000 shares which Mr. Bordfeld has the right to acquire within 60 days of February 16, 1998.
<F6> Includes 12,000 shares which Mr. Bilek has the right to acquire within
     60 days of February 16, 1998.
<F7> Includes 12,000 shares which Mr. Huber has the right to acquire within 60 days of February 16, 1998.
<F8> Mr. Giedt resigned from the Company as President and as a Director as of
     September 23, 1997 and no longer served as an executive officer or a director of the
     Company as of the end of the fiscal year ended November 30, 1997. The number of shares beneficially owned by Mr. Giedt was determined as of
     September 23, 1997 based on information available to Juno.
<F9> Includes 48,000 shares which four executive officers have the right to acquire within 60 days of February 16, 1998.
*    Less than 1%


Stockholder Proposals

   Stockholder proposals for inclusion in proxy materials for the 1999
Annual Meeting of Stockholders should be addressed to the Company's Vice President, Finance, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before November 17, 1998. In addition, the Company's by-laws provide that stockholder nominations for persons for election to the Company's Board and proposals of business to be considered at an annual stockholders' meeting must satisfy certain conditions including generally submitting notice to the Company not more than 90 days or less than 60 days prior to the anniversary of the preceding year's Annual Meeting of Stockholders.



                  ITEM 1. ELECTION OF DIRECTORS

   The Certificate of Incorporation of the Company provides for a Board of not less than three and not more than nine directors, each of whom is elected for a term of three years. The number of directors will be determined from time to time by the Board. There are currently five directors on the Board.
The directors are divided into three classes; the term of office of one class expires at each Annual Meeting of Stockholders. The Board has determined that following the 1998 annual meeting of stockholders, the Board will be increased from six to seven directors and that two new independent directors will be selected (one to fill an already existing vacancy). The two new directors would be selected with the aid of a search firm. The Board also intends to create a capital allocation committee of the Board consisting of a majority of independent directors to review the Company's capital structure and use of cash and marketable securities, and to make recommendations to the Board with a view toward maximizing shareholder value.

   The persons listed below as nominees to be elected as directors have been recommended by the Board and, if elected, will serve for a term ending at the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board recommends a vote FOR these nominees. Proxies received will be so voted if no direction is given. If the nominees should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for substitute nominees.

   The names of the nominees, along with the names of the other directors whose terms continue after the meeting, together with certain additional information, are set forth below. Additional information includes business experience during the last five years and other directorships currently held with corporations whose securities are registered under Section 12 of the Securities Exchange Act of 1934 and certain other corporations. To the knowledge of the Company, there are no family relationships between any director or executive officer and any other director or executive officer.

<PAGE 6>

Nominees

Robert S. Fremont.......Age 73. Chairman of the Board and Chief Executive
                          Officer. Director since 1976.
                        Term expires 1998. Member of Stock Option Committee. Business experience during the last five years:
                          Chairman of the Board and Chief Executive Officer since December 1, 1994. President of the Company from 1976 to November 30, 1994.
                        Other Directorships: None
Julius Lewis............Age 66. Secretary. Director since 1983.
                        Term expires 1998. Member of Compensation, Stock
                          Option and Audit Committees.
                        Business experience during the last five years:
                          Partner, Sonnenschein Nath & Rosenthal, outside legal counsel for the Company.
                        Other Directorships: None


Other Directors

George M. Ball..........Age 63. Director since 1991.
                        Term expires 1999. Member of Compensation, Stock
                          Option and Audit Committees.
                        Business experience during the last five years:
                          Chairman, Philpott, Ball & Co., an investment banking firm, from January, 1991 to the present.
                        Other Directorships:  B.B. Walker Company and
                          Edo Corporation
Thomas W. Tomsovic......Age 56. Vice President, Operations. Director  since
                          1986.
                        Term expires 1999. Business experience during the last
                          five years: Vice President, Operations of the
                          Company.
                        Other Directorships: None
Allan Coleman...........Age 72. Director since 1983.
                        Term expires 2000. Member of Compensation, Stock
                          Option and Audit Committees.
                        Business experience during the last five years:
                          Chairman, Coleman International, Inc., an international trading company, from August, 1994 to present; and Chairman, Coleman Cable Systems, Inc., a manufacturer of electric wire and cable, from January, 1989 to August, 1994.
                        Other Directorships: None

Board and Committee Meetings

   The Board met four times during the fiscal year ended November 30, 1997. Directors who are not employees are compensated at the rate of $1,000 per directors' meeting attended.

<PAGE 7>

   The Board has a Compensation Committee, consisting of three members, which determines salaries, bonuses and other compensation to be paid to the officers of the Company and administers all benefit plans (unless otherwise specified in plan documents) affecting officers' direct and indirect remuneration (other than the Company's Stock Option Plans). The Compensation Committee met once during the fiscal year ended November 30, 1997.

   The Board has a Stock Option Committee, consisting of four members, which administers the Company's Stock Option Plans. The Stock Option Committee met once during the fiscal year ended November 30, 1997.

   The Board has an Audit Committee, consisting of three members, which considers matters relating to internal controls and compliance with accounting policy. It also recommends independent auditors to the Board and reviews the independence of such auditors, reviews the scope of the annual audit activities of the independent auditors and the Company's internal auditor and reviews the audit fee payable to the independent auditors and the audit results. The Audit Committee met twice during the fiscal year ended
November 30, 1997.

   The Board does not have a standing Nominating Committee.

   The Board will consider stockholders' recommendations with regard to the two directors to be elected at the 1999 Annual Meeting of the Stockholders. Such recommendations should set forth the qualifications of the proposed nominees and should be addressed to the Company's Vice President, Finance, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before February 24, 1999. See also "Stockholder Proposals" above regarding certain provisions of the Company's By-laws relating to stockholder nominations for directors.


Executive Compensation

   The following Summary Compensation Table includes individual compensation information regarding all compensation awarded to, earned by, or paid during the fiscal years ended November 30, 1997, 1996 and 1995 to Mr. Fremont, the four other most highly compensated executive officers and Ronel W. Giedt, the Company's former President of the Company in all capacities in which they served during the years in which they have been executive officers.

   As reflected in the following table, Mr. Fremont and the four other most highly paid executive officers of the Company currently participate (and Mr. Giedt had participated) in the Company's 401(k) Plan. In addition, the named executives participate in, and (except for Mr. Fremont) have received grants under, the Company's Stock Option Plans, effective July 18, 1983 (the "1983 Stock Option Plan") and December 2, 1993 (the "1993 Stock Option Plan").

<PAGE 8>

                       Summary Compensation Table
                                     Annual             Long-Term
                                  Compensation         Compensation
                              ----------------------   ------------
                                                      Awards    All
                                                      Options   Other
                                                      (# of     Compen-
Name & Principal Position      Year  Salary   Bonus   Shares)   sation<F1>
-------------------------      ---- -------- -------  -------   ---------
Robert S. Fremont              1997 $504,400   $ -       -     $17,504<F2>
  Chairman of the Board and    1996  504,400     -       -      30,000<F3>
  Chief Executive Officer      1995  504,400     -       -      15,786<F4>

Thomas W. Tomsovic             1997 $220,000   $ -       -     $ 9,750
  Vice President, Operations   1996  210,000     -       -       9,750
                               1995  214,859     -    10,000    11,250

Glenn R. Bordfeld              1997 $176,154   $ -       -     $ 9,750
  Vice President, Sales        1996  166,346     -       -       9,750
                               1995  155,452     -    10,000    11,250

George J. Bilek                1997 $176,154   $ -       -     $ 9,750
  Vice President, Finance      1996  165,481     -       -       9,750
  and Treasurer                1995  154,643     -    10,000    11,250

Charles F. Huber               1997 $180,077   $ -       -     $ 9,750
  Vice President, Corporate    1996  169,471     -       -       9,750
  Development                  1995  158,742     -    10,000    11,250

Ronel W. Giedt-                1997 $296,942   $ -       -     $77,250<F6>
  Former President <F5>        1996  332,027     -       -       9,750
                               1995  282,238     -    25,000    11,250

<F1> Includes the Company's matching and discretionary contributions under the
     401(k) Plan. Amounts are included without regard to vesting of any Company discretionary contributions.
<F2> Includes $7,754 for miscellaneous personal expenses.
<F3> Includes $20,250 for miscellaneous personal expenses.
<F4> Includes $4,536 for miscellaneous personal expenses.
<F5> Mr. Giedt resigned from the Company as President as of September 23, 1997 and no longer served as an executive officer of the Company as of the end of the fiscal year ended November 30, 1997.
<F6> Includes $75,000 paid to Mr. Giedt in connection with his resignation from the Company.

Stock Option Plan Exercises and Year-End Value Table

   The following table discloses, for each of the executive officers listed on the next page, information regarding stock options exercised during, or held at the end of, the fiscal year ended November 30, 1997 pursuant to the Company's 1983 and 1993 Stock Option Plans.

<PAGE 9>

              Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                           Total Number of                      Total Value of
              Number of                   Unexercised Options               Unexercised In-the-Money
              Shares                   Held at Fiscal Year End <F1>     Options Held at Fiscal Year<F1><F2>
             Acquired on   Value       -----------------------------    -----------------------------------
Name          Exercise     Realized       Exercisable   Unexercisable   Exercisable   Unexercisable
------------ -----------   --------       -----------   -------------   -----------   -------------
R. Fremont        0       $   0               0              0          $    0        $   0
T. Tomsovic       0           0            12,000          8,000          19,250       28,875
G. Bordfeld     3,200      26,000          12,000          8,000          19,250       28,875
G. Bilek          0           0            12,000          8,000          19,250       28,875
C. Huber          0           0            12,000          8,000          19,250       28,875
R. Giedt       25,000      26,563             0              0               0            0

<F1> All options outstanding at the end of the fiscal year ended November 30, 1997, are incentive stock options and were granted at 100% of the fair market value of the Company's Stock on the date of the grant. For all such options, up to 20% of the shares covered by each option may be purchased commencing on the first anniversary of the date of the grant and the amount increases by 20% on each anniversary thereafter. Such options will expire at various dates between December 9, 2003 and November 12, 2007. For incentive stock options granted after December 31, 1986, the aggregate fair market value of Stock with respect to which
     Incentive Stock Options become exercisable for the first time by any individual grantee during any calendar year may not exceed $100,000.
<F2> Total value of options is based on the difference between the fair market value of Company Stock of
     $19.25, as of November 30, 1997, and the exercise price per share of the options.


<PAGE 10>
Compensation Committee and Stock Option Committee Reports on Executive Compensation

   The Company's executive compensation policy is designed to maintain a competitive compensation program in order to attract and retain well qualified management and to provide management with the incentive to accomplish the Company's financial and operating objectives. Compensation for executives generally consists of cash compensation in the form of annual base salary and performance-based bonuses, and long term incentive compensation in the form of stock options.

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors and, with respect to stock options and stock appreciation rights ("SARs") under the Company's Stock Option Plans, by the Stock Option Committee. The Stock Option Committee has four members (consisting of the CEO and three outside directors), and in fiscal 1997 met together once. The Compensation Committee has three members (consisting of the three outside directors), and in fiscal 1997 met once.

   In setting cash compensation levels for executive officers (including the CEO), the Compensation Committee considers the performance of the Company and of the individual officer, including the assumption of new duties by the officer. While the Company's overall financial performance, particularly operating income, is taken into account, base salaries for executive officers are primarily determined by the Compensation Committee's subjective assessment of the executive's individual performance. The Compensation Committee does not set target bonuses or target performance goals in setting cash compensation levels for executive officers.

   In addition to base salary, the Compensation Committee adopted an incentive bonus plan in fiscal 1994 for the following Vice Presidents of the
Company: Thomas W. Tomsovic, Glenn R. Bordfeld, George J. Bilek and Charles F. Huber. The incentive bonus plan provided for the payment of cash bonuses to these executives pursuant to a formula based on increases in operating income of the Company. No bonuses were earned pursuant to this plan in fiscal 1997.

   In determining the salary to be paid to the CEO in any fiscal year, in addition to the factors set forth above, which are applicable to all executive officers, the Compensation Committee also compares base salaries of chief executive officers of other companies of similar size and engaged in manufacturing businesses to that of the Company's CEO and considers the performance of the Company's Stock. Some, but not all, of the companies used for salary comparison purposes are companies listed in the NASDAQ Electrical Component Index for which cumulative total return information is provided in the "Performance Graph" section below. Although the Compensation Committee takes into account all of the factors described above in determining an appropriate base salary for Mr. Fremont, it does not engage in any particular weighing of these factors (other than the emphasis placed on individual performance). The Compensation Committee does not consider the success of the Company in meeting its financial goals to be one of the factors that it considers in determining the CEO's base salary. It should be noted that Mr. Fremont does not participate in Compensation Committee discussions or decisions regarding his compensation.

   Pursuant to the authority delegated by the Board of Directors, the Stock Option Committee is responsible for granting and administering stock options and SARs under the Company's Stock Option Plans. Stock options and SARs are designed to align the interests of executives with those of the stockholders. No member of the Stock Option Committee (including Mr. Fremont) is eligible to receive stock options or SARs.

<PAGE 11>

   Under the Company's 1993 Stock Option Plan, stock options have been awarded to certain key employees, including the Company's executive officers. All currently outstanding stock options were granted with an exercise price equal to the market price of the Stock on the date of grant and vest over a period of time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. The Stock Option Committee determines the size of awards of stock options and SARs to executives based on similar factors as are used to determine base salaries.

   In addition to salary, stock options and SARs, the Company's compensation package includes Company matching and discretionary contributions to a 401(k) plan, medical and life insurance, and other benefits.

   Finally, the Compensation Committee reviews the possible effect on the Company of the limitations on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code. The Compensation Committee does not believe that such section will be applicable to the Company in the foreseeable future but will review the Company's compensation practices as circumstances warrant.

            Compensation & Audit          Stock Option Committee
              Committees

            Julius Lewis                  Robert S. Fremont
            Allan Coleman                 Julius Lewis
            George M. Ball                Allan Coleman
                                          George M. Ball



Compensation Committee Interlocks and Insider Participation

   Mr. Fremont and Mr. Tomsovic are members of the Board and are executive officers of the Company. Mr. Lewis is a Board member and an officer of the Company but not an executive officer. Other than the Compensation Committee members and Mr. Fremont, who attends meetings of the Compensation Committee at the request of the Compensation Committee and makes recommendations regarding the compensation level of executive officers other than himself, no current or former officer or employee of the Company or its subsidiaries participated in the deliberations of the Board concerning executive compensation during the fiscal year ended November 30, 1997. Mr. Lewis is a partner of the law firm of Sonnenschein Nath & Rosenthal, which provided legal services to the Company in the fiscal year ended November 30, 1997, and Mr. Ball is the Chairman of Philpott, Ball & Co., an investment banking firm which provided investment banking services to the Company in such fiscal year.

<PAGE 12>

            Comparison of Five-Year Cumulative Return
       Among Juno Lighting, Inc., NASDAQ Stock Market Index
         (U.S. Companies) and NASDAQ Electrical Component
                         Stock Index<F1>


                Juno           NASDAQ Stock         NASDAQ Electrical
Fiscal Year  Lighting, Inc.  Market Index (U.S.)     Component Index

11/30/92      $ 100.00           $ 100.00              $ 100.00

11/30/93        119.26             115.79                153.57

11/30/94        104.89             116.02                172.57

11/30/95         94.06             165.42                318.28

11/30/96         93.74             202.56                494.67

11/30/97        118.76             252.28                581.33


<F1>Cumulative return assumes reinvestment of dividends.  This table assumes
    $100.00 was invested in Juno Common Stock, the NASDAQ Stock Market Index (U.S.) and the NASDAQ Electrical Component Index on November 30, 1992.


                      ITEM 2. OTHER MATTERS

   At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the Proxy. See also "Stockholder Proposals" above regarding certain provisions of the Company's By-laws relating to the ability of stockholders to submit proposals at a meeting of stockholders.

                            By Order of the Board of Directors




                                          Julius Lewis
Des Plaines, Illinois                       Secretary
March 17, 1998

<PAGE 13>

                       JUNO LIGHTING, INC.
                       1300 South Wolf Road
                          P.O. Box 5065
                    Des Plaines, IL 60017-5065
   This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert S. Fremont and George J. Bilek, or either of them, with full power of substitution (the action of one, if only one be present and acting, to be in any event controlling), as proxies to represent the undersigned at the Annual Meeting of Stockholders of Juno Lighting, Inc. to be held on April 28, 1998, and at any and all adjournments thereof, and to vote all shares which the undersigned would be entitled to vote thereat.

                                                COMMENTS: (change of address)

Election of Directors, Nominees:          ______________________________________

Robert S. Fremont, Julius Lewis           ______________________________________

                                          ______________________________________

                                          ______________________________________
                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Director's recommendations. The Proxies cannot vote your shares unless you sign and return this card.
                                               (SEE REVERSE SIDE)

<PAGE 14>


     Please mark your votes
/X/  as in this example.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

     The Board of Directors recommends a vote FOR proposal 1.

                         FOR       WITHHELD
1.   Election of Directors
     (see reverse)       /  /        /  /

For, except vote withheld from the following nominee(s):

      ______________________________________________________



2. In their discretion on any other matters that may properly come before the meeting.

Change of Address/
Comments on Reverse Side.     /  /

Please mark this box if
you will personally be
attending the meeting         /  /
                                   Please date and sign exactly as name
                                   appears hereon. Joint owners should
                                   each sign. When signing as attorney,
                                   executor, administrator, trustee or
                                   guardian, please give full title as
                                   such.

                                   ____________________________________

                                   ____________________________________
                                   SIGNATURE(S)           DATE     1998